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                             SUBSCRIPTION AGREEMENT

     THIS SUBSCRIPTION AGREEMENT ("Agreement") is made as of the 27th day of December, 1996, by and among FRONT ROYAL, INC., a North Carolina corporation (the "Company"), and each of MOORE GLOBAL INVESTMENTS, LTD. and REMINGTON INVESTMENT STRATEGIES, L.P. (Moore Global Investments, Ltd. and Remington Investment Strategies, L.P., collectively, "MCM") and HIGH RIDGE CAPITAL PARTNERS LIMITED PARTNERSHIP ("High Ridge") (each of which is individually a "New Purchaser" and all of which are hereafter collectively referred to as the "New Purchasers"), and each of the persons listed on the signature pages hereto (each of which is individually an "Additional Purchaser" and all of which are collectively the "Additional Purchasers"). The New Purchasers and the Additional Purchasers are hereafter collectively referred to as the "Purchasers".

     The parties hereby agree as follows:

     1. Sale and Purchase of Securities.

     1.1 Sale and Purchase. Subject to the terms and conditions of (a) this Agreement, (b) the Registration Rights Agreement, referred to in Section 5.1(a)(viii), by and among the Company, the Purchasers and certain other shareholders of the Company (the "Registration Rights Agreement"), and (c) the Shareholders' Agreement, dated as of December __ , 1996, by and among the Company and the other parties listed as signatories thereto (the "Shareholders' Agreement"), (i) the Company will issue and sell to the New Purchasers, and each New Purchaser, severally and not jointly, will purchase at the Closing (as defined in Section 2.1), the number of units specified opposite the name of such New Purchaser on the signature pages hereto ("Units") each consisting of one hundred shares of the Company's Class C Common Stock, no par value, ("Class C Common Shares") together with one hundred associated Rights pursuant to Section
1.3 of this Agreement ("Rights"), and a warrant ("Warrant") to purchase 7.874 Class A Common Shares of the Company pursuant to Section 1.2 of this Agreement, at a purchase price of $400 per Unit; and (ii) the Company will issue and sell to the Additional Purchasers, and each Additional Purchaser, severally and not jointly, will purchase, the number of Units specified opposite the name of such Additional Purchaser on the signature pages hereto (or, as to any such Additional Purchaser, such lesser number of Units as the Company shall determine in its complete discretion) at a purchase price of $400 per Unit.

     1.2 Warrants. The Warrants shall be issued at the Closing in the form attached hereto as Exhibit 1.2.



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     1.3 Rights. The Rights shall be issued at the Closing pursuant the terms of the Rights Agreement, dated as of the date hereof, among the Company and the signatories thereto in the form attached hereto as Exhibit 1.3.

     1.4 Allocation of Purchase Price. The parties agree that the purchase price of $400 per Unit shall be allocated as follows:


     $398.92 shall be allocated to the 100 Class C Common Shares forming part of each Unit, $1.00 shall be allocated to the 100 Rights forming part of each Unit, and $.07874 shall be attributable to the Warrant to purchase 7.874 Class A Common Shares forming part of each Unit.

     2. Closing Date: Delivery; Use of Proceeds.

     2.1 (a) Closing Date. The closing of the purchase and sale of the Units shall be held at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP, at 10:00 A.M. on December 27, 1996, or as promptly thereafter as the conditions set forth in Section 5 have been met, or at such other time and place as the Company and the Purchasers may mutually agree. Such time is hereinafter referred to as the "Closing" and the date of the Closing is hereinafter referred to as the "Closing Date."

     (b) Delivery by the Purchasers. At the Closing each Purchaser shall pay to the Company, by means of wire transfer of immediately available funds, an amount equal to the product of $400 and the number of Units set forth opposite such Purchaser's name on the signature pages hereto (or, as to any Additional Purchaser, such lesser number of Units as the Company shall determine in its discretion), and the Company will issue and deliver to each such Purchaser certificates evidencing the Class C Common Shares so purchased, together with the Rights and Warrants purchased by them.

     2.2 Use of Proceeds. The Company shall use the proceeds of the sale of the Units sold and purchased hereby to pay part of the purchase price for its acquisition (the "Acquisition") of all of the outstanding capital stock of Rockwood Casualty Insurance Company ("Rockwood"), a Pennsylvania stock insurance company, from PIC Insurance Group, Inc. ("PIC") and Trirock Limited Partnership ("Trirock") pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement") by and among the Company, PIC and Trirock dated December 6, 1996, a copy of which (together will all related documentation, including schedules and exhibits) has been provided to each New Purchaser.

     3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as follows:

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     3.1 Organization and Good Standing. The Company does not own a 50% or greater equity interest in, or otherwise directly or indirectly control, any corporation, partnership or other entity other than those corporations listed in
Schedule 3.1(i) to this Agreement (the "Front Royal Subsidiaries"). Each of the Company and the Front Royal Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its respective state of incorporation or domicile, has full corporate power and authority to carry on its respective businesses as now being conducted and is duly qualified or authorized to do business in each jurisdiction in which it does business, or owns or leases property, or where such qualification or authorization is otherwise required by virtue of its presence or activities, except where the failure to so qualify would not in the aggregate have a Material Adverse Effect on the Company and the Front Royal Subsidiaries taken as a whole. For purposes of this Agreement, "Material Adverse Effect" shall mean reasonably likely to have an adverse effect greater than $150,000 on the properties, liabilities, business, results of operation, condition (financial or otherwise), prospects or affairs of either the Company, the Company and the Front Royal Subsidiaries, taken as a whole, or, following the Closing, the Company and its Subsidiaries (as defined in Section 6.1(a)), taken as a whole.

     3.2 Capitalization. (a) Upon filing of the Amendment to the Articles of Incorporation referred to in Section 5.1(a)(v) the authorized capital stock of the Company shall consist of 24,900,000 shares of capital stock, (i) 20,000,000 of which are designated Class A Common Stock, no par value (the "Class A Common Shares"), (ii) 700,000 of which are designated Class B Common Stock, no par value (the "Class B Common Shares"), (iii) 3,200,000 of which are designated Class C Common Shares (the Class A Common Shares, Class B Common Shares and the Class C Common Shares, collectively, the "Common Shares") and (iv) 1,000,000 shares of preferred stock, of which 155,000 have been designated Series A Convertible Preferred Stock (the "Series A Convertible Preferred Shares"). There are 5,442,030 Class A Common Shares issued and outstanding and 272,895 Class B Common Shares issued and outstanding. All such outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable. There are no other shares of capital stock issued and outstanding. Upon completion of the Acquisition pursuant to the terms of the Stock Purchase Agreement, there will be 155,000 Series A Convertible Preferred Shares issued and outstanding and all such outstanding shares will be duly authorized and validly issued, fully paid and non-assessable. Except as disclosed in Schedule
3.2 (a)(i) to this Agreement, there are no shares of capital stock of the Company or any Front Royal Subsidiary reserved for issuance. All of the outstanding capital stock of each of the Front Royal Subsidiaries is owned beneficially and of record by the Company or a Front Royal

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Subsidiary as set forth in Schedule 3.2(a)(ii) to this Agreement, free and clear of all Liens, other than Liens in favor of First Union National Bank of North Carolina. For purposes of this Agreement, "Lien" shall mean any lien, pledge, charge, security interest, encumbrance, title retention agreement, restriction, advance, claim or option.

     (b) The authorized capital stock of Colony Management Services, Inc. consists of 5,000 shares of common stock, no par value, 100 of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (c) The authorized capital stock of Colony Insurance Company ("Colony Insurance") consists of 200,000 shares of common stock, par value $10 per share, all of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (d) The authorized capital stock of Front Royal Environmental Insurance Management, Inc. consists of 200,000 shares of common stock, par value $.01 per share, 60,000 of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (e) The authorized capital stock of Front Royal Environmental Services, Inc. consists of 100,000 shares of common stock, par value $1.00 per share, 11,875 of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (f) The authorized capital stock of Hamilton Insurance Company ("Hamilton Insurance") consists of 1,500 shares of common stock, par value $1,000 per share, all of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (g) The authorized capital stock of Front Royal Insurance Company ("Front Royal Insurance") consists of 1,000 shares of common stock, par value $1,500 per share, all of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (h) The authorized capital stock of Front Royal ETS, Inc. consists of 5,000 shares of common stock, no par value, 100 of which are issued and outstanding. All such outstanding

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shares have been duly authorized and validly issued and are fully paid and non-assessable.

     (i) The authorized capital stock of Triangle Engineering, Inc. consists of 100,000 shares of common stock, par value $1.00 per share, 10 of which are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. Triangle Engineering, Inc. has no assets, other than certain immaterial assets necessary in connection with its continued existence, and conducts no business.

     (j) Except as set forth in Schedule 3.2(l) to this Agreement, there are no outstanding securities, rights (preemptive or other), subscriptions, calls, warrants, options or other agreements that give any person or entity the right to (i) purchase or otherwise receive or be issued any shares of capital stock of the Company or any Front Royal Subsidiary (or any interest therein) or any security convertible into or exchangeable for any shares of capital stock of the Company or any Front Royal Subsidiary (or any interest therein), (ii) receive any dividend, voting or ownership rights similar to those accruing to a holder of shares of capital stock of the Company or any Front Royal Subsidiary or (iii) participate in the equity, income or election of directors or officers of the Company or any Front Royal Subsidiary.

     (k) The Class C Common Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, nonassessable and free and clear of all Liens, other than (i) the restrictions on transfer and other agreements relating to the Class C Common Shares contained in this Agreement and in the Shareholders' Agreement, (ii) restrictions on transfer arising under the Securities Act of 1933, as amended

(the "Act"), and under state securities and "blue sky" laws, and (iii) any Liens granted on the Class C Common Shares with the consent of the holder thereof. The Company has duly and validly reserved out of its authorized shares of capital stock 250,000 Class A Common Shares for issuance upon exercise of the Warrants by the New Purchasers. Upon issuance of such reserved Class A Common Shares in accordance with the exercise provisions of the Warrants, such Class A Common Shares will be duly and validly issued, fully paid, non-assessable and free and clear of all Liens.

     3.3 Authority, Validity and Enforceability. The Company has full corporate power and authority to enter into this Agreement, the Registration Rights Agreement and the Shareholders' Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company and its directors, officers, and stockholders necessary

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for the authorization, execution, delivery and performance by the Company of its obligations under this Agreement, the Registration Rights Agreement and the Shareholders' Agreement and the consummation of the transactions contemplated hereby and thereby, including, without limitation the issuance and sale of the Class C Common Shares, the Warrants and the Rights has been taken. Each of this Agreement, the Registration Rights Agreement and the Shareholders' Agreement has been duly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except (a) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (b) for the limitations imposed by general principles of equity. The foregoing exceptions set forth in subsections (a) and (b) of this Section
3.3 are hereinafter referred to as the "Enforceability Exceptions."

     3.4 No Violation or Breach. Neither the execution and delivery of this Agreement, the Registration Rights Agreement or the Shareholders' Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby will violate, result in a breach of any of the terms or provisions of, constitute a default (or an event which, with the giving of notice or the passage of time or both, would constitute a default) under, result in the acceleration of any indebtedness under or performance required by, result in any right of termination of, increase any amounts payable under, decrease any amounts receivable under, change any other rights pursuant to, or conflict with, any agreement, indenture or other instrument to which the Company or any Front Royal Subsidiary is a party or by which any of their respective properties are bound, or any law, regulation, judgment, decree, order or award of any court, governmental body or arbitrator (domestic or foreign) applicable to the Company or any Front Royal Subsidiary, except that the issuance of Class A Common Shares upon exercise of the Warrants or the Rights may require adjustments under the terms of other warrants or options issued by the Company.

     3.5 Consents and Approvals. Except as disclosed on Schedule 3.5 hereto, no consent, approval or authorization of, or declaration, filing or registration with, or payment of any tax, fee, fine or penalty to, any governmental or regulatory authority (domestic or foreign) or any other person (either governmental or private), is required to be made or obtained by the Company or any Front Royal Subsidiary in connection with the execution and delivery by the Company of this Agreement, the Registration Rights Agreement (other than necessary filings to register the Company's securities under the Act, pursuant to such Agreement) or the Shareholders' Agreement or the consummation by the Company

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of the transactions contemplated hereby or thereby. All consents, approvals and declarations, filings and payments of all taxes, fees, fines, and penalties to, any governmental or regulatory authority (domestic or foreign) or any other person (either governmental or private) required to be obtained or made by the Company or any Front Royal Subsidiary in connection with the execution and delivery by the Company of this Agreement, the Registration Rights Agreement (other than necessary filings to register the Company's securities under the Act pursuant to such Agreement) or the Shareholders' Agreement or the consummation by the Company of the transactions contemplated hereby or thereby, including those set forth on Schedule 3.5 hereto, have been obtained, made and satisfied, other than filings required to be made after but not before the Closing by any Front Royal Subsidiary with the appropriate Insurance Department under the insurance holding company act provisions of the Insurance Law of the state of domicile of each such Front Royal Subsidiary, which filings shall be made by each respective Front Royal Subsidiary on a timely basis after the Closing.

     3.6 Licenses and Permits. Each of the Company and the Front Royal Subsidiaries has all Permits required in each of the jurisdictions listed on
Schedule 3.6 hereto to engage in the business of writing insurance policies of the type specified on such Schedule 3.6 except for such Permits, the absence, expiration or invalidity of which, individually or in the aggregate, do not have a Material Adverse Effect. Each of the Company and the Front Royal Subsidiaries is duly licensed and qualified to transact those lines of insurance business in those states and jurisdictions listed on such Schedule 3.6. Except as set forth on such Schedule 3.6, all such Permits are owned by the Company and the Front Royal Subsidiaries, are in full force and effect and none of the Company or the Front Royal Subsidiaries has received any notice of any event, inquiry, investigation or proceeding that could result in a penalty or fine in excess of $25,000, singly or in the aggregate, or in the suspension, revocation or limitation on any such Permit, and, to the knowledge of the Company, there is no basis for any such fine, penalty, suspension, revocation or limitation. Each of the Company and the Front Royal Subsidiaries possesses the minimum statutory capital and surplus as required by each such jurisdiction for the type of insurance written by the Company and the Front Royal Subsidiaries in each jurisdiction set forth on such Schedule 3.6. The phrase, "to the knowledge of the Company," whenever used in this Agreement with respect to any subject matter, shall mean to the best knowledge of the president, chief financial officer, or any vice president responsible for either claims or human resources, of the Company or any of the Front Royal Subsidiaries who has actual knowledge, or who in the course of the normal performance of his or her operational responsibilities, would have knowledge, of such subject matter.

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     3.7 Litigation. Except as set forth on Schedule 3.7 hereto, and except for claims made under or in connection with insurance policies issued by the Front Royal Subsidiaries:

          (a) there is no action, proceeding, investigation or inquiry pending or, to the best knowledge of the Company, threatened against the Company which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or thereto or in connection with the purchase and sale of the Units; and

          (b) to the best knowledge of the Company, there is no state of facts and there has occurred no event or group of related events, that would form the basis of any claim against the Company for liability on account of violation of statute or regulation, or otherwise in connection with the conduct of its business that, if adversely determined, would have a Material Adverse Effect or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or in connection with the purchase and sale of the Units.

Except as set forth on Schedule 3.7 hereto, with respect to claims made against any of the Front Royal Subsidiaries under or in connection with insurance policies issued by the Front Royal Subsidiaries, there are no claims as to which liability in excess of applicable coverage limits has been asserted against any of the Front Royal Subsidiaries including, without limitation, claims for bad faith or for punitive damages.

     3.8 Brokerage Fees. None of the Company or any Front Royal Subsidiary has taken any action in connection with this Agreement or the transactions contemplated hereby which would give rise to any valid claim against the Company or any Front Royal Subsidiary or any of the Purchasers for any brokerage or finder's fee, except for fees in the amount of $25,000 owing to the Bridgeford Group, which fees shall be paid by the Company.

     3.9 Charter Documents and By-laws. The Company has heretofore made available to the Purchasers true and complete copies of the Articles of Incorporation and By-Laws of the Company and of each the Front Royal Subsidiaries, as in effect on the date hereof.

     3.10 Minute Books. The minute books of the Company and the Front Royal Subsidiaries accurately reflect in all material respects all formal actions taken at all meetings and all consents in lieu of meetings of the stockholders of each respective company since the date of formation of such company, and all formal actions taken at all meetings and all consents in lieu of meetings of the board of directors of the Company and the Front Royal Subsidiaries and all committees thereof since the date of formation of such company. All of such minute books have been made available for inspection by the Purchasers.

     3.11 Statutory Statements. The Company has made available to the Purchasers
(a) the Front Royal Statutory Statements and (b) any annual statutory statements of Front Royal Insurance, Hamilton Insurance and Colony Insurance that were filed for the year ended December 31, 1995 in any jurisdiction (other than Virginia and Ohio) and which differ from the Front Royal Annual Statement for the year ended December 31, 1995. Each such Front Royal Statutory Statement (i) complied in all material respects with all applicable laws when so filed, (ii) was prepared in accordance with SAP and (iii) presents fairly in all material respects the financial position of Front Royal Insurance, Hamilton Insurance and Colony Insurance as of the respective dates thereof and the related summary of operations and changes in capital and surplus and in cash flows of Front Royal Insurance, Hamilton Insurance and Colony Insurance for and during the respective periods covered thereby. No material deficiency has been asserted by any insurance regulatory authority with respect to any such Statutory Statement. "Front Royal Statutory Statements," when used in this Agreement, shall mean, collectively, the annual statements filed by each of Front Royal Insurance, Hamilton Insurance and Colony Insurance on the NAIC prescribed convention blank for each of the years ended December 31, 1994 and 1995, filed with the Virginia Department of Insurance or the Ohio Department of Insurance as the case may be, pursuant to the Virginia Insurance Law and the Ohio Insurance Law, respectively (including management's discussion and analysis and the supporting memorandum to the actuarial opinions given in connection with each such Front Royal Statutory Statement).

     3.12 Insurance Regulatory Filings. Since January 1, 1991, each of the Company and the Front Royal Subsidiaries has filed or otherwise provided all reports, data, other information and applications required to be filed or otherwise provided to the Virginia Insurance Department or the Ohio Insurance Department and all other federal, state and local governmental authorities with jurisdiction over any of the Company or the Front Royal Subsidiaries except where the failure to file would not have a Material Adverse Effect. The Company has made available to the Purchasers copies of all reports of examinations (whether financial, market conduct or other) issued by and all drafts of as of yet unissued reports of examinations delivered by the Virginia Insurance Department or the Ohio Insurance Department and all other state insurance regulatory authorities in respect of any of the Company and the Front Royal Subsidiaries received since January 1, 1991. Except as set forth on Schedule
3.12 hereto, no deficiencies material to the financial condition, operations or prospects of any of the Company or the Front Royal Subsidiaries have been asserted by the Virginia Insurance Department or the Ohio Insurance Department or any other state insurance regulatory authority with respect to any reports or filings made on behalf of any of the Company or the Front Royal Subsidiaries since January 1, 1991. The Company has made available to the Purchasers copies of all written responses submitted on behalf of any of the Company and the Front Royal Subsidiaries since January 1, 1991, in respect of any report of examination (whether financial, market conduct or other) of any of the Company and the Front Royal Subsidiaries by the Virginia Insurance Department or the Ohio Insurance Department or any other state regulatory authority. The Company has made available to the Purchasers all files of the Company and the Front Royal Subsidiaries relating to correspondence with the Virginia Insurance Department or the Ohio Insurance Department or any other insurance regulatory authority.

     3.13 Reserves. The loss, loss adjustment expense and unearned premium reserves and other similar amounts with respect to losses, claims, discounts and expenses in respect of the insurance business of each of Front Royal Insurance, Hamilton Insurance and Colony Insurance as established or reflected in the Front Royal Quarterly Statement for the quarter ended as of September 30, 1996 (a) were determined in accordance with (i) generally accepted actuarial standards applied on a consistent basis (ii) SAP and (iii) the actuarial assumptions of Tillinghast-Towers Perrin in the actuarial opinion of such actuary dated April 2, 1996, (b) were in accordance with the requirements specified in the related insurance or reinsurance contracts in all material respects and (c) met the requirements of the insurance laws of each applicable jurisdiction in all material respects. Each of Front Royal Insurance, Hamilton Insurance and Colony Insurance owns assets that qualify as admitted assets under applicable insurance laws in an amount at least equal to all such reserves and liability amounts and its minimum statutory capital and surplus as required by the insurance laws, rules and regulations of its jurisdiction of domicile. The Company believes, in light of facts known to the Company, that the aggregate reserve levels of each of First Royal Insurance, Hamilton Insurance, Colony Insurance and Rockwood are reasonable to meet the obligations of such companies under their respective insurance policies and reinsurance agreements; however, the Company cannot guarantee that such reserve levels are sufficient. "Front Royal Quarterly Statement," for purposes of this Agreement, shall mean, collectively, the quarterly statements of each of Front Royal Insurance, Hamilton Insurance and Colony Insurance for the three-month periods ended March 31, 1996, June 30, 1996 and September 30, 1996, filed with the Virginia Department of Insurance or the Ohio Department of Insurance, as the case may be, pursuant to the Virginia Insurance Law and the Ohio Insurance Law, respectively.

     3.14 Financial Information. (a) The Company has delivered to the Purchasers true and complete copies of the consolidated balance sheets and consolidated statements of operations and stockholders' equity and of cash flows of the Company and the Front Royal Subsidiaries for each of the fiscal years ended as of December 31, 1994 and December 31, 1995, together with all related notes and schedules thereto (the "Financial Statements"). The Financial Statements were prepared from the books and records of the Company and the Front Royal Subsidiaries and present fairly the consolidated financial condition and results of operations of the Company and the Front Royal Subsidiaries as of the dates thereof or for the periods covered thereby in accordance with generally accepted accounting principles consistently applied ("GAAP").


     (b) The Company has delivered to the Purchasers true and complete copies of the unaudited consolidated balance sheet for the period ended September 30, 1996 and the unaudited consolidated statements of operations for each of the periods ended September 30, 1996 and September 30, 1995 (the "Third Quarter Financials") of the Company and the Front Royal Subsidiaries. The Third Quarter Financials were prepared from the books and records of the Company and the Front Royal Subsidiaries and present fairly the consolidated financial condition and results of operations of the Company and the Front Royal Subsidiaries as of the dates thereof or for the periods covered thereby in accordance with GAAP subject to normal and recurring year end adjustments and except that the notes thereto may not be included.

     (c) The Company has delivered to the Purchasers true and complete copies of the unaudited consolidated balance sheet for the period ended November 30, 1996 and the unaudited consolidated statements of operations for each of the periods ended November 30, 1995 and October 31, 1996 (the "Interim Financials") of the Company and the Front Royal Subsidiaries. The Interim Financials were prepared from the books and records of the Company and the Front Royal Subsidiaries and present fairly the consolidated financial condition and results of operations of the Company and the Front Royal Subsidiaries as of the dates thereof or for the periods covered thereby in accordance with GAAP subject to normal and recurring year end adjustments and except that (i) the notes thereto may not be included and (ii) the statements of stockholders' equity and cash flows may not be included.

     3.15 No Material Change. Except for the transactions contemplated by this Agreement or as described in the Offering Memorandum referred to in Section 3.22, or as reflected in the financial statements referred to in Sections 3.11 and 3.14 above, subsequent to December 31, 1995, there has not been any change in the capital stock, or material increase in debt, or any material decrease in investments or total assets of the Company or any development resulting in, or reasonably likely to result in, a Material Adverse Effect.

     3.16 Net Worth. Upon consummation of the Acquisition, the "present fair saleable value" of the assets of the Company as of the Closing Date shall be greater than the amount of all "liabilities, contingent or otherwise" of the Company as of the Closing Date, as such terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

     3.17 Labor Agreements and Actions. Neither the Company nor any Front Royal Subsidiary is bound by or subject to (and none of its assets or properties is bound or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or any Front Royal Subsidiary. There is no strike or other material labor dispute involving the

Company or the Front Royal Subsidiaries pending, or to the knowledge of the Company or the Front Royal Subsidiaries threatened, nor is the Company or any Front Royal Subsidiary aware of any labor organization activity involving its or any Front Royal Subsidiary's employees. To the knowledge of the Company and the Front Royal Subsidiaries no officer or key employee, or any group of employees, intends to terminate their employment with the Company or any Front Royal Subsidiary, nor does the Company or any Front Royal Subsidiary have a present intention to terminate the employment of any of the foregoing. To the knowledge of the Company and the Front Royal Subsidiaries there are no circumstances that might give rise to a termination of any officer, key employee or group of employees of the Company or any Front Royal Subsidiary, which termination could have a Material Adverse Effect on the financial position of the Company and the Front Royal Subsidiaries taken as a whole.

     3.18 Employee Benefit Plans: ERISA. (a) Schedule 3.18 hereto sets forth each plan, agreement, arrangement or commitment which is an employment or consulting agreement, executive or incentive compensation plan, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, employee stock option or stock purchase plan, group life, health, or accident insurance or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any commitment arising under the laws of any jurisdiction, severance, holiday, vacation, Christmas or other bonus plans (including, but not limited to, "employee benefit plans", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by the Company or any Front Royal Subsidiary for any present or former employees, officers or directors of the Company or any

Front Royal Subsidiary ("Company Personnel") or with respect to which the Company or any Front Royal Subsidiary has liability, makes or has an obligation to make contributions ("Employee Plans"). Each Employee Plan which is an "employee pension benefit plan" ("Retirement Plan") as that term is defined in
Section 3(2) of ERISA has been identified as such on Schedule 3.18, and each Employee Plan which is a multiemployer plan ("MEP") within the meaning of
Section 3(37) of ERISA has been so identified.

     (b) The Company has made available to the Purchasers (i) copies of all Employee Plans or in the case of an unwritten plan, a written description thereof, (ii) copies of any annual, financial or actuarial reports and Internal Revenue Service determination letters relating to such Employee Plans and (iii) copies of all summary plan descriptions (whether or not required to be furnished under ERISA) and employee communications relating to such Employee Plans and distributed to Company Personnel, in each case under this subsection (iii), existing or in effect during or within the past five years.

     (c) There are no Company Personnel who are entitled to (i) any pension benefit that is unfunded or (ii) any pension or other benefit to be paid after termination of employment other than required by Section 601 of ERISA or pursuant to plans intending to be qualified under Section 401(a) of the Code and listed on the Schedule 3.18, and no other benefits whatsoever are payable to any Company Personnel after the last day of the month in which a participant's employment terminates (including retiree medical and death benefits).

     (d) Each Employee Plan that is an employee welfare benefit plan under
Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (ii) is unfunded. There is no liability in the nature of a retroactive rate adjustment or loss-sharing or similar arrangement, with respect to any Employee Plan which is an employee welfare benefit plan.

     (e) All contributions or payments due under any Employee Plan have been made. Each Employee Plan by its terms and operation is in compliance with all applicable laws (including, but not limited to, ERISA, the Code and the Age Discrimination in Employment Act of 1967, as amended).

     (f) There are no actions, suits or claims pending or threatened (other than routine noncontested claims for benefits) or, no set of circumstances exist which may reasonably give rise to such a claim against any Employee Plan or administrator or fiduciary of any such Employee Plan. As to each Employee Plan for which an annual report is required to be filed under ERISA or the Code, all such filings, including schedules, have been made on a timely basis and with respect to the most recent report regarding each such Employee Plan liabilities do not exceed assets, and no material adverse change has occurred with respect to the financial materials covered thereby.

     (g) Neither the Company nor any Front Royal Subsidiary nor any entity that is or was at any time treated as a single employer with the Company or any Front Royal Subsidiary under Section 414(b), (c), (m) or (o) of the Code has at any time maintained, contributed to or been required to contribute to or had any liability with respect to a plan subject to Title IV of ERISA or Section 412 of the Code whether or not waived.

     (h) The Company's savings plan (the "401(k) Plan") is qualified under Sections 401(a) and 401(k) of the Code and the related trust is exempt from tax under Section 501(a). The Company has received favorable determination letters from the Internal Revenue Service stating that such plan is so qualified and nothing has occurred since the date of such letter to cause the letter to be no longer valid or effective.

     (i) Neither the Company nor any Front Royal Subsidiary nor any other person, including any fiduciary, has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any of the Employee Plans (or their trusts), the Company, any Front Royal Subsidiary or any entity the Company or any Front Royal Subsidiary has an obligation to indemnify, to any tax or penalty imposed under Section 4975 of the Code or Section 502 of ERISA which is reasonably likely to have a Material Adverse Effect.

     (j) None of the assets of the Employee Plans is invested in any property constituting employer real property or an employer security within the meaning of Section 407(d) of ERISA.

     (k) The events contemplated by this Agreement (either alone or together with any other event) will not (i) entitle any Company Personnel to severance pay, unemployment compensation, or other similar payments under any Employee Plan or law, (ii) accelerate the time of payment or vesting or increase the amount of benefits due under any Employee Plan or compensation to any Company Personnel, (iii) result in any payments (including parachute payments) under any Employee Plan or law becoming due to any Company Personnel, or (iv) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Employee Plan.

     (l) The Company and each of the Front Royal Subsidiaries has complied with the Worker Adjustment and Retraining Notification Act, to the extent applicable.

     3.19 Certain Contracts and Relationships. Except for agreements specifically identified on other Schedules hereto, Schedule 3.19 hereto sets forth a complete and correct list of the following:

          (i) All material agreements to which the Company or any Front Royal Subsidiary is a party not in the ordinary course of business; and

          (ii) All agreements to which the Company or any Front Royal Subsidiary, on the one hand, and an Affiliate (as defined below) of the Company or any Front Royal Subsidiary, on the other hand, are parties or by which they are bound (a person or entity shall be deemed an "Affiliate" of the Company or any Front Royal Subsidiary if it, directly or indirectly, controls, is controlled by, or is under common control with, the Company or any Front Royal Subsidiary or is an officer, director (or any Affiliate of any such officer or director) or stockholder of the Company or any Front Royal Subsidiary), other than agreements between or among the Company and the Front Royal Subsidiaries.

As used in this Section 3.19, the word "agreement" includes both oral and written contracts, leases and all other agreements.

     3.20 Compliance with Laws. The operation, conduct and ownership of the property and business of the Company and the Front Royal Subsidiaries is being conducted in all material respects in compliance with all federal, state and local (domestic and foreign) laws, rules, regulations and ordinances (including, without limitation, those relating to employment discrimination, occupational safety, conservation or corrupt practices) and all judgments and orders of any court, arbitrator or governmental authority applicable to them. Except as set forth on Schedule 3.20 hereto, to the knowledge of the Company, without making an independent investigation for these purposes, there is no proposed federal, state or local (domestic or foreign) law, rule, regulation, ordinance, order, judgment, decree, governmental taking, condemnation or other proceeding which would be applicable to the business, operations or properties of the Company or any Front Royal Subsidiary and which could reasonably be expected to Materially

Adversely Affect the assets, liabilities (whether absolute, accrued, contingent or otherwise), condition (financial or otherwise), results of operations or business of the Company and the Front Royal Subsidiaries taken as a whole.

     3.21 Taxes. (a) The Company and the Front Royal Subsidiaries have timely filed all returns, schedules and declarations (including withholding and information returns)

("Tax Returns") relating to federal, state, local or foreign income, franchise, capital, payroll, property, sales, use, excise, employment or other taxes, including any interest, additions to tax or penalties with respect to the foregoing ("Taxes" or "Tax"), which are required to be filed on or before the date hereof by any jurisdictions to which they are or have been subject. All of the information in such Tax Returns is complete and accurate in all material respects and such Tax Returns accurately reflect in all material respects the Tax liabilities of the Company and the Front Royal Subsidiaries and accurately set forth (to the extent required to be included or reflected in such Tax Returns) all items relevant to their future Tax liabilities, including the tax basis of their properties and assets. The Company and the Front Royal Subsidiaries have paid in full all Taxes (including any interest, additions to tax or penalties) required to be paid with respect to the periods covered by such Tax Returns, and have made all deposits of Taxes in all necessary amounts required by all relevant taxing authorities. The Company and the Front Royal Subsidiaries have fully accrued in the November 30, 1996 Interim Financials all Taxes through such date that are not yet due. Except as set forth on Schedule 3.21(a), the Company and the Front Royal Subsidiaries have made all payments of Taxes required to be deducted and withheld from the wages paid to their respective employees.

     (b) Except as set forth in Schedule 3.21(b), neither the Company nor any Front Royal Subsidiary is delinquent in the payment of any Taxes or has requested any extension of time within which to file any Tax Returns that have not been filed, and no deficiencies for any Taxes have been claimed, proposed or assessed. Except as set forth in Schedule 3.21(b), neither the Company nor any Front Royal Subsidiary has agreed to any currently effective extensions of time for the assessment or payment of any Taxes payable by it.

     (c) Except as previously paid or provided for in the November 30, 1996 Interim Financials, there is no actual, threatened or proposed Tax, Tax assessment or adjustment with respect to the Company or any Front Royal Subsidiary or any of their assets or operations for any taxable period ending on or before November 30, 1996 or of any basis therefor. No examinations of the Tax Returns, or of any forms or information of or relating to the business of the Company or any Front Royal Subsidiary is currently in progress or threatened which is reasonably likely to have a Material Adverse Effect.

     (d) Neither the Company nor any Front Royal Subsidiary has ever filed, and will not file on or before the Closing Date, an election under Section 341(f) of the Code.


     3.22 Disclosure. The Company has provided each Purchaser with all the information which such Purchaser has requested for deciding whether to purchase the Class C Common Shares, Warrants and Rights and all information which the Company believes is reasonably necessary to enable such Purchaser to make such decision. The information provided by the Company in the Company's Offering Memorandum dated December 20, 1996 (the "Offering Memorandum") and this Agreement, including, without limitation, the Schedules and Exhibits hereto, does not and will not as of the Closing contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances under which they are made, not false or misleading. Copies of all documents heretofore or hereafter delivered or made available by the Company to the Purchasers pursuant hereto were or will be complete and accurate records of such documents. The Company knows of no information or fact that has or is reasonably likely to have a Material Adverse Effect that has not been disclosed to the Purchasers in writing. The projections, taken as a whole, furnished to the Purchasers by the Company in the Offering Memorandum, were made with due care based on assumptions which the Company believed in good faith to be reasonable as of the date thereof. These projections were made by the Company based on assumptions which the Company did not consider improbable or unlikely, including, but not limited to, allocations of general expenses of the Company and its Subsidiaries.

     3.23 Registration Rights. Except as granted pursuant to and identified in the Registration Rights Agreement, dated as of May 19, 1993, among the Company and the Purchasers of the Company's Class A Common Shares and Series 1 Warrants listed as signatories thereto, except as set forth in certain other warrants listed in Schedule 3.23 issued by the Company, and except as contemplated in the Stock Purchase Agreement, the Company has not granted or agreed to grant any registration rights of any type to any person or entity.

     3.24 No Registration. Subject to the truth and accuracy of the representations of the Purchasers in this Agreement, (i) the issuance, sale and delivery of the Class C Common Shares, Warrants and Rights to such Purchasers, as contemplated by this Agreement and (ii) the issuance of Class A Common Shares issuable upon conversion of the Class C Common Shares and upon exercise of the Warrants and Rights by the Purchasers are exempt from the registration requirements of the Act, and any applicable state securities law relating thereto.

     3.25 The Acquisition. To the Company's knowledge, none of the representations of any party made in the Stock Purchase Agreement is untrue and none of the conditions to the Closing thereunder has been waived by the Company.

     4. Representations and Warranties of the Purchasers. Each of the Purchasers represents and warrants, severally and not jointly, to the Company as follows as to itself only:

     4.1 Acquisition of Securities. This Agreement is made with such Purchaser in reliance upon such Purchaser's representation to the Company, which by such Purchaser's execution of this Agreement such Purchaser hereby confirms, that the Class C Common Shares, Warrants and Rights to be received by such Purchaser will be acquired for investment for such Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.

     4.2 No Registration. Such Purchaser understands and acknowledges that the offering of the Class C Common Shares, Warrants and Rights pursuant to this Agreement will not be registered under the Act, or under any other applicable blue sky or state securities law on the grounds that the offering and sale of the Class C Common Shares, Warrants and Rights contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Act and the regulations thereunder and exempt from qualification pursuant to comparable available exceptions in various states, and that the Company's reliance upon such exemptions is predicated upon such Purchaser's representations set forth in this Agreement.

     4.3 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, or payment of any tax, fee, fine or penalty to, any governmental or regulatory authority (domestic or foreign) or any other person (either governmental or private), is required to be obtained or made by such Purchaser in connection with the execution and delivery by such Purchaser of this Agreement, the Registration Rights Agreement, the Shareholders' Agreement or the consummation by such Purchaser of the transactions contemplated hereby.

     4.4 Investment Representations. Such Purchaser (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Purchaser's prospective investment hereunder; and (b) has the ability to bear the economic risks of such Purchaser's prospective investment, including a complete loss of the investment.

     4.5 Authorization. Such Purchaser has full power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of each Purchaser, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

     4.6 Brokerage Fees. Such Purchaser has not taken any action in connection with this Agreement or the transactions contemplated hereby which would give rise to any valid claim against the Company, the Front Royal Subsidiaries or any of the Purchasers for any brokerage or finder's fee, except for fees in the amount of $25,000 owing to the Bridgeford Group, which fees will be paid by the

Company.

     4.7 Accredited Investor Status. Such Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated by the SEC under the Act.

     4.8 ERISA. Such Purchaser will not acquire the Units with the assets of any "employee benefit plan" as defined in ERISA and no "prohibited transactions" under ERISA and the Code will occur in connection with the Purchaser's acquisition of the Units.

     4.9 Access to Information. Such Purchaser has had the opportunity to ask questions of, and receive answers from, management of the Company, and all such questions have been answered to the satisfaction of such Purchaser. All information that such Purchaser has requested has been provided to such Purchaser to its satisfaction.

     5. Conditions.

     5.1 Conditions to Closing.

     (a) Conditions to Purchaser Obligations. The obligation of each of the Purchasers to purchase the Class C Common Shares, Warrants and Rights and to perform their obligations pursuant to Section 2.1(b) at the Closing, is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in accordance with the provisions of Section 10.2 hereof:

          (i) Representations and Warranties Correct: Performance of Obligations. The representations and warranties made by the Company in
     Section 3 hereof shall be true and correct in all material respects on the Closing Date; and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

          (ii) Compliance Certificate. The Company shall have delivered a Certificate, executed by the Chief Executive Officer and the Secretary of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in subsection (i) of this Section 5.1(a).

          (iii) Consents and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate to be obtained by the Company for consummation of the transactions contemplated by this Agreement, including all authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be obtained by the Company in connection with the lawful issuance and sale of the Class C Common Shares, Warrants and Rights pursuant to the terms of this Agreement.

          (iv) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to such Purchaser and such Purchaser's counsel.

          (v) Articles of Incorporation. Articles of Amendment to the Articles of Incorporation of the Company in the form of Exhibit 5.1(a)(v) shall have been duly adopted and shall have been properly filed with the North Carolina Secretary of State and shall constitute the Articles of Incorporation of the Company. The Company shall have delivered to such Purchaser facsimile evidence that such Articles have been so filed.

          (vi) By-Laws. The By-Laws of the Company shall be amended in the form of Exhibit 5.1(a)(vi).

          (vii) Minimum Purchase. The Purchasers shall have purchased an aggregate of 31,750 Units for an aggregate of $12,700,000 pursuant to this Agreement.

          (viii) Registration Rights Agreement. The Registration Rights Agreement shall have been duly executed and delivered by the Company, the Purchasers and such other parties thereto as may be required to make such agreement effective in the form of Exhibit 5.1(a)(viii) and shall be in full force and effect.

          (ix) Shareholders' Agreement. The Shareholders' Agreement shall have been duly executed and delivered by the Company and each of the parties thereto and shall be in full force and effect.

          (x) Acquisition. Concurrently with the Closing, the Acquisition shall be consummated substantially in accordance with the terms of the Stock Purchase Agreement and all applicable laws and regulatory requirements.

          (xi) Election of Directors. Each New Purchaser shall have designated one person for election or appointment to the Board of Directors of the Company and each such person shall have been duly elected or appointed as members of the Board of Directors of the Company, in each case effective at the Closing.

          (xii) Payment of Outstanding Debt. The closing under the Credit Agreement between the Company and First Union National Bank of North Carolina and the other banks signatory thereto shall have been consummated at or prior to the Closing and all indebtedness for borrowed money of the Company, other than that identified in Schedule 5.1(a)(xii), shall have been repaid in full.

          (xiii) Opinion of Company's Counsel. Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, shall have delivered an opinion addressed to the Purchasers, dated the Closing Date, in form and substance reasonably satisfactory to the New Purchasers.


     (b) Conditions to CompanY Obligations. The Company's obligation to sell and issue the Class C Common Shares, Warrants and Rights pursuant to this Agreement is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived by the Company as to any one or more of the Purchasers if such waiver will not adversely affect the other Purchasers:

          (i) Representations and Warranties Correct. The representations and warranties made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

          (ii) Minimum Purchase. The Purchasers shall purchase an aggregate of 31,750 Units for an aggregate of $12,700,000 pursuant to this Agreement.

          (iii) Payments by Purchasers. The payments by the Purchasers required by Section 2.1(b) shall have been made.

          (iv) Acquisition. Concurrently with the Closing, the Acquisition shall be consummated substantially in accordance with the terms of the Stock Purchase Agreement and all applicable laws and regulatory requirements.

     6. Affirmative Covenants of the Company. The Company hereby covenants and agrees with each Purchaser that after the Closing and for so long as such Purchaser owns Class C Common

Shares, Warrants or Class A Common Shares or as otherwise specifically provided herein, as follows:

     6.1 Financial Information and Inspection Right. The Company will furnish to each Purchaser, as soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, a consolidated balance sheet as at the end of such fiscal year, and a related consolidated statement of operations, consolidated statement of changes in stockholders' equity and a consolidated statement of cash flows for the year then ended, for each of the Company and each corporation or entity of which the Company owns, directly or indirectly, beneficially or of record, a 50% or greater equity interest, including Rockwood (a "Subsidiary"). Such financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and shall be accompanied by the report, and a copy of the annual management review letter, of an independent public accountant of national reputation.

     6.2 Board Representation. (a) The Company and each Purchaser shall take all action within their respective powers, including, without limitation, the voting of all of their respective shares of stock of the Company, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board of Directors of the Company, the waiving of notice and the attending of meetings, so as to cause the Board of Directors of the Company to have as Class C Directors at all times during which the holders of the Class C Common Shares are entitled to elect directors as a separate class: (i) one representative designated by High Ridge and (ii) one representative designated by MCM (each, "Designated Director"), in each case, however, so long as High Ridge and MCM, respectively, own Class C Common Shares.

     (b) The Company shall indemnify, to the fullest extent permitted by law, any person (or estate of any person) or entity (an "Indemnitee") who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such Indemnitee is or was a Designated Director, or is affiliated or associated with a Designated Director, or appointed or designated a Designated Director. To the fullest extent permitted by law, the indemnification provided herein shall include expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, such expenses shall be paid by the Company in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed exclusive of any other rights to which any person seeking indemnification from the Company may be entitled under any agreement, the Articles of Incorporation or By-Laws of the Company, any vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity as a director and as to action in another capacity while holding such position. During the time that any Designated Director serves on the Board of Directors of the Company, and for a period of at least six years thereafter, subject to availability at a reasonably acceptable cost to the Company, the Company shall have and maintain one or more policies of directors and officers liability insurance in form, substance and amount reasonably acceptable to the New Purchasers.

     (c) The Company shall reimburse each Designated Director for reasonable expenses incurred in attending any meeting of the Board of Directors or any committee thereof in accordance with its customary policies applicable to all Directors.

     (d) The obligations of the Company contained in Section 6.3(b) shall survive the disposition of Common Shares and Warrants by either or both of the New Purchasers.

     6.3 Certain Preemptive Rights. (a) Except as hereinafter provided in this
Section 6.3, if after the date hereof the Company proposes to issue additional shares of common equity securities or securities convertible, exchangeable or exercisable for common equity securities ("Additional Shares"), the Company shall deliver to each holder of then outstanding Class C Common Shares written notice thereof, which notice shall include a general description of the terms of such proposed issuance of Additional Shares (including the number of Additional Shares to be so issued), the purchase price per Additional Share to be issued and the anticipated issuance date. Within ten (10) days of delivery of such notice, each holder may by written notice (the "Additional Shares Offer") offer to purchase in such proposed issuance up to a maximum number of the Additional Shares such that immediately after the purchase of such Additional Shares by such holder, the percentage of all shares of common equity securities issued and outstanding on a fully diluted basis (assuming conversion of warrants, options and other instruments of the Company convertible into or exchangeable for common equity securities other than the Warrants or the Rights) owned by such holder shall be unchanged as a result of such issuance. Any holder who fails to provide the Company with an Additional Shares Offer within such ten (10) day period shall be deemed to have waived its right to buy any Additional Shares or otherwise to participate in such proposed issuance. If the terms of the proposed issuance of Additional Shares set forth in the notice provided by the Company pursuant to this paragraph shall have materially changed from the date of such notice, the Company shall deliver to each holder of then outstanding Class C Common Shares an additional notice and such holder shall again have the rights set forth in this paragraph (and, if such holder shall have provided the Company with an Additional Shares Offer, such holder shall be entitled to amend such offer) in accordance with the time periods set forth in this paragraph.

     (b) The rights and obligations set forth in this Section 6.3 shall not apply to any issuances of Additional Shares in respect of (i) warrants or options to acquire any common equity securities which are outstanding on the date hereof or on the Closing Date, (ii) any stock option or employee benefit plan of the Company now existing or hereafter adopted by the Board of Directors or shareholders of the Company, (iii) any Initial Public Offering, (iv) securities of the Company issued or issuable pursuant to the this Agreement or in connection with the Warrants or Rights pursuant hereto, (v) any merger or acquisition involving the Company which has been approved by the Board, (vi) a stock dividend or recapitalization of the Company, or (vii) any acquisition or similar transaction of the Company not intended primarily to raise capital. For purposes of this Agreement, "Initial Public Offering shall mean the first underwritten public offering of Class A Common Shares by or for the account of the Company and offered on a "firm commitment" or "best efforts" basis pursuant to an offering registered under the Act on Form S-1, Form SB-1 or their equivalents.

     (c) The provisions of this Section 6.3 shall terminate upon the initial closing under an Initial Public Offering.

     6.4 Prompt Payment of Taxes. etc. The Company will promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful Taxes relating to federal, state, local or foreign income, franchise, capital, payroll, property, sales, use, excise, employment or other taxes, including any interest, additions to Tax or penalties with respect to the foregoing assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any Subsidiary provided, however, that any such Tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such Taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

The Company will promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to operations of the Company or any Subsidiary.

     6.5 Insurance. The Company and its Subsidiaries will maintain insurance, including without limitation the directors and officers liability insurance referred to in Section 6.2, with financially sound and reputable insurers, for such risks and in such amounts as are customary for companies in similar businesses similarly situated.

     6.6 Accounts and Records. The Company will keep true records and books of account on behalf of itself and its Subsidiaries in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its Subsidiaries in accordance with GAAP consistently applied.

     6.7 Compliance with Requirements of Governmental Authorities. The Company shall, and shall cause its Subsidiaries to, duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their material properties or assets.

     6.8 Availability of Class A Common Shares upon Conversion and Exercise. The Company will, from time to time, in accordance with the laws of the state of North Carolina, increase its authorized number of Class A Common Shares if at any time the number of Class A Common Shares remaining unissued and available for issuance shall be insufficient to permit the conversion into Class A Common Shares of all then outstanding securities convertible into Class A Common Shares, including, without limitation, the Class C Common Shares, the Warrants and the Rights.

     7. Negative Covenants and Related Matters.

     7.1 Negative Covenants of the Company.

     (a) The Company shall not take any action requiring, under the Company's Articles of Incorporation, as amended by the Articles of Amendment thereto referred to in Section 5.1(a)(v) hereof, the affirmative vote of holders of the Class C Common Shares without first having obtained such vote required thereunder.

     (b) Without the prior written consent of the holders of record of a majority of the Class C Common Shares, the Company shall not take any action so as to increase the number of directors comprising the Board of Directors of the Company unless such action results in a Board of Directors of 12 members or less.

     (c) Without the approval of at least three-fourths (3/4) of the members of the Company's Board of Directors (rounded up to the nearest whole number of members), voting at a meeting duly called and held or by unanimous written consent, the Company shall not purchase or otherwise reacquire any outstanding shares of its capital stock ranking senior to the Class C Common Shares as to dividend rights or liquidation preferences.

     8. Restrictions on Transfer: Legends.

     8.1 Restrictions on Transfer. Each of the Purchasers agrees that the Class C Common Shares, the Rights and the Warrants may not be sold, transferred or disposed of, and the Company will be entitled to refuse to register the transfer of the Class C Common Shares and the Warrants, unless such sale, transfer or disposition is effected pursuant to (i) an effective registration statement under the Act and in compliance with all applicable state laws or (ii) an opinion of counsel reasonably satisfactory to the Company, or other evidence reasonably satisfactory to the Company, to the effect that such sale, transfer or disposition without registration may be effected without violation of the Act or any applicable state laws.

     8.2 Legend on Securities. (a) The Warrants and all certificates representing the Class C Common Shares and Rights shall bear a legend to the following effect:

          THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITY REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION OF COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, OR NO-ACTION LETTERS FROM THE SECURITIES AND EXCHANGE COMMISSION AND ANY STATE SECURITIES COMMISSION, THE APPROVAL OF WHICH IS REQUIRED, OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER, AND ANY APPLICABLE STATE SECURITIES LAWS.

and any other legends required by applicable state blue sky laws.

     (b) All certificates representing the Class A Common Shares issued upon conversion of the Class C Common Shares or exercise of the Warrants or Rights by the New Purchasers shall also bear the above legend, until such Class A Common Shares are registered under the Act or until the holder of such Class A Common Shares delivers an opinion of its legal counsel, reasonably acceptable to the Company, that such legend is no longer necessary.

     9. Indemnification. The Company agrees to indemnify each Purchaser (the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses and other liabilities of any kind, including, without limitation, judgments and costs of settlement, and (ii) any and all reasonable out-of-pocket costs and expenses of any kind, including, without limitation, reasonable fees and disbursements of one counsel for such Indemnified parties (selected by the New Purchasers) (all of which expenses shall be periodically reimbursed as incurred) ((i) and (ii), collectively, "Losses"), in each case, suffered or incurred in connection with (A) any investigative, administrative or judicial proceeding or claim, brought or threatened by a third party, relating to or arising out of this Agreement, the Registration Rights Agreement, the Shareholders Agreement or the transactions contemplated hereby and thereby or the Company's use of the proceeds received in connection with the sale of the Class C Common Shares, Warrants and Rights hereunder, (B) any material inaccuracy in any representation or warranty made or incorporated by reference in this Agreement, and (C) any breach by the Company of any covenant or agreement made or incorporated by reference in this Agreement, the Registration Rights Agreement or the Shareholders' Agreement.

     10. Miscellaneous.

     10.1 Expenses. All reasonable out-of-pocket expenses incurred by each of the Purchasers in connection with the negotiation and purchase of the Class C Common Shares offered hereby, and not otherwise provided for herein, including reasonable attorney's fees and expenses, shall be borne by the Company.

     10.2 Modifications, Amendments and Waivers. The provisions of this Agreement may be amended or waived only upon the written agreement of (a) the Company and (b) the holder or holders of at least three-fourths (3/4) of the Class C Common Shares then outstanding, which Class C Common Shares shall have been purchased pursuant to this Agreement, and the Class A Common Shares then outstanding that were issued upon conversion of the Class C Common Shares or exercise of the Warrants and/or Rights, voting together as one class. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

     10.3 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal law, and not the law pertaining to conflicts or choice of law, of the State of New York.

     10.4 Survival and Remedies. The representations and warranties of the parties made herein shall survive the Closing of the transactions contemplated hereby, notwithstanding any investigation made by the Purchasers, for a period of two (2) years; provided, however, that the representations and warranties contained in Section 3.21 shall survive for a period of three (3) years and the representations and warranties contained in Sections 3.2 and 3.3 shall survive indefinitely. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

     10.5 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchasers or holders of Class C Common Shares, Warrants and Rights are also for the benefit of, and enforceable by, any subsequent holders of such securities and the Class A Common Shares into which such Class C Common Shares, Warrants and/or Rights are converted, except any subsequent holder who acquires any such security in a registered public offering.

     10.6 Entire Agreement. This Agreement, the Registration Rights Agreement, the Shareholders' Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof.

     10.7 Notices. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and delivered personally, by facsimile transmission, by overnight delivery service or by mail, postage prepaid, addressed (a) if to a Purchaser, at such Purchaser's address set forth below its name on the signature pages hereto, or at such other address as such Purchaser shall have furnished to the Company in writing, with a copy, in the case of the New Purchasers, to Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019, Attention: James A. Fitzpatrick, Jr., Esq., telecopy number (212) 259-6333 or (b) if to the Company, at 220 Gateway Blvd., Suite 205, Morrisville, North Carolina 27560, Attention: J. Adam Abram, Chief Executive Officer and Gregg T.

Davis, Chief Financial Officer, telecopy number (919) 469-3557, or at such other address as the Company shall have furnished to the Purchasers in writing, with a copy to Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: Kenneth L. Henderson, Esq., telecopy number (212) 541-4630.

     10.8 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     10.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.


     10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

     10.11 Construction of Agreement. None of the parties hereto or their respective counsel shall be deemed to have drafted this Agreement for purposes of construing the terms hereof. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning, and not strictly for or against any party hereto.

     10.12 Termination. This Agreement may be terminated at any time prior to the Closing by either the Company or any Purchaser upon 15 days written notice to the non-terminating party if the Closing shall not have occurred on or before January 31, 1997.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.

                                             THE COMPANY:

                                             FRONT ROYAL, INC.

                                             By:________________________________
                                                Name:
                                                Title:
NUMBER OF UNITS
PURCHASED HEREBY                             THE PURCHASERS:

_______ Units                                MOORE GLOBAL INVESTMENT, LTD.

                                             By:

                                             By:_______________________________
                                                Name:

                                             Address:

                                             Telecopy:


_______ Units                                REMINGTON INVESTMENT STRATEGIES,
                                               L.P.

                                             By:


                                             By:________________________________
                                                Name:
                                                Title:

                                             Address:

                                             Telecopy:


_______ Units                                HIGH RIDGE CAPITAL PARTNERS LIMITED
                                             PARTNERSHIP

                                             By:


                                             By:________________________________
                                                Name:
                                                Title:
                                             Address:

                             SUBSCRIPTION AGREEMENT

                    SIGNATURE PAGE FOR ADDITIONAL PURCHASERS


_______ Units                                NAME:______________________________


                                             By:



                                             By:________________________________
                                                Name:
                                                Title:


                                             Address:



                                             Attn.: